Exhibit 99.1

Citadel Broadcasting Corporation Reports 2011 Second Quarter Results

•	Consolidated net revenue was $185.0 million for the second quarter of 2011 compared to $194.4 million for second quarter of 2010, a $9.4 million, or 4.8% decrease.

•	Consolidated SOI was $70.0 million for the second quarter of 2011 compared to $77.8 million for second quarter of 2010, a $7.8 million, or 10.0% decrease.

•	Free cash flow was $81.6 million for the six months ended June 30, 2011 compared to $81.0 million for the same period in 2010, an increase of $0.6 million, or 0.7%.

Las Vegas, Nevada –August 15, 2011 – Citadel Broadcasting Corporation (OTC Link on the OTCQB tier: CDELA, CDELB, & CDDGW) today reported certain results for the three and six months ended June 30, 2011.

On March 10, 2011, Citadel Broadcasting Corporation (the “Company”) entered into a definitive merger agreement with Cumulus Media Inc. (“Cumulus”) under which Cumulus will acquire the Company in a merger pursuant to which the Company’s stockholders will have the right to elect to receive $37.00 in cash or 8.525 shares of Cumulus class A common stock for each share of the Company’s common stock, subject to proration. More detailed information about the merger can be found in the merger agreement and the related Amendment No. 1 to Form S-4 filed by Cumulus with, and declared effective by, the Securities Exchange Commission on August 5, 2011.

As a result of the application of fresh-start reporting, this discussion and analysis of the Company’s results for periods prior to May 31, 2010, the Fresh-Start Date, are not comparable to those for periods subsequent to the Fresh-Start Date (the results for the period June 1, 2010 through June 30, 2010 reflect the new reporting entity). References in this report to “Successor” refer to the Company on or after the Fresh-Start Date. References to “Predecessor” refer to the Company prior to the Fresh-Start Date. The discussion and analysis below of the Successor’s results for the three and six months ended June 30, 2011 is compared to the Predecessor’s and Successor’s results for the three and six months ended June 30, 2010 (the results for the period from June 1, 2010 through June 30, 2010 are Successor entity results). This presentation is not in accordance with accounting principles generally accepted in the United States as the periods are not comparable since the Company’s emergence from bankruptcy resulted in a new reporting entity; however, the Company believes this presentation allows for a meaningful comparison. For more information regarding the Predecessor and Successor results, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

		Predecessor		Predecessor
	Successor	& Successor	Successor	& Successor
	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
	(in thousands)

Net revenue	$184,996	$194,423	$345,018	$359,451
Operating income	28,335	55,983	28,765	93,120
Segment operating income	69,979	77,795	118,094	127,531

Consolidated net revenue for the second quarter of 2011 was $185.0 million as compared to $194.4 million for the second quarter of 2010, a decrease of $9.4 million, or 4.8%. This decrease was due to a $6.8 million revenue decrease at our Radio Markets segment and a $2.7 million revenue decrease at our Radio Network segment. Our revenue at the Radio Markets was negatively impacted by lower local and national revenues as well as a decrease in political revenues and the termination of a local marketing agreement to operate a station in Knoxville, TN. Generally, our stations in medium to small metropolitan markets performed better than those stations in larger metropolitan markets. The decrease in Radio Network revenue was due in part to lower sales representation revenues and lower revenue from our Hispanic and news-related networks.

Operating income for the second quarter of 2011 was $28.3 million as compared to $56.0 million in the corresponding 2010 period, a decrease of $27.7 million, or 49.4%. Operating income for the second quarter of 2011 reflects higher depreciation and amortization of $10.0 million resulting from the application of fresh-start accounting, which required the Company to fair value its assets and liabilities as of the Fresh-Start Date, and an increase of $11.2 million in non-cash compensation expense and related taxes due to the issuance of non-vested shares of class A common stock and options to purchase shares of class A common stock in the second half of 2010.

Segment operating income (a non-GAAP financial measure, which we generally define as operating income or loss adjusted to exclude depreciation and amortization, non-cash compensation expense and related taxes, corporate general and administrative expenses, local marketing agreement fees, and other, net) was $70.0 million for the second quarter of 2011, compared to $77.8 million for the second quarter of 2010. This decrease of $7.8 million, or 10.0%, was due to a $6.6 million decrease at our Radio Markets segment and a $1.2 million decrease at our Radio Network segment.

Adjusted EBITDA (a non-GAAP financial measure, which we generally define as segment operating income less local marketing agreement fees and corporate general and administrative expenses, exclusive of non-cash compensation expense and related taxes) was $65.7 million for the second quarter of 2011 compared to $72.3 million for the second quarter of 2010, a $6.6 million or 9.1% decrease.

Interest expense, net, for the second quarter of 2011 was $12.1 million compared to $13.6 million for the second quarter of 2010, a $1.5 million, or 11.0%, decrease. Prior to the restructuring of the Predecessor’s senior debt, interest expense for the first two months of the second quarter of 2010 was incurred on the $2.1 billion outstanding thereunder at a rate of approximately 2.0%. Upon emergence from bankruptcy, the Company’s outstanding debt of approximately $2.1 billion was converted into a term facility of $762.5 million with a minimum interest rate of 11%. On December 10, 2010 the Company refinanced the $762.5 million term facility with $400.0 million in senior notes at an annual interest rate of 7.75% and a new term facility of $350.0 million with a minimum annual interest rate of 4.25%. In the first quarter of 2011, the Company repaid $3.5 million of the new term facility and in the second quarter of 2011, the Company repaid an additional $50.0 million of the new term facility.

Free cash flow (a non-GAAP financial measure, which we generally define as net income or loss (i) plus depreciation and amortization, non-cash compensation expense and related taxes, other, net, interest expense, income tax expense or benefit, reorganization items, net, (ii) less capital expenditures, cash paid for interest and cash taxes) was $81.6 million for the six months ended June 30, 2011 compared to $81.0 million for same period in 2010, a $0.6 million or 0.7% increase.

Farid Suleman, Chief Executive Officer of Citadel Broadcasting Corporation, commented: “During the second quarter of 2011, the Company’s revenues were negatively impacted by a slow down in the overall advertising environment, as well as a reduction in political advertising revenue. In spite of the decrease in revenues, the Company was able to increase its free cash flow for the first six months of 2011 as compared to the same period in 2010 by $0.6 million, or 0.7%, due primarily to lower cash payments for interest and lower radio station and network operating expenses. In addition, the Company has repaid $53.5 million in term loans during the first six months of 2011 and has over $100 million in cash on hand as of June 30th. The Company remains focused on working toward the consummation of the merger.”

Additional Information

As of June 30, 2011, the Company’s total borrowings were $696.5 million, which consisted of $400.0 million in senior notes and a term loan balance of $296.5 million. Cash on hand was approximately $104.8 million.

Segment Results

The table below presents net revenue and segment operating income for the Company for the three and six months ended June 30, 2011 and 2010.

	Successor	Predecessor & Successor	Successor	Predecessor & Successor
	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
	(in thousands)

Net revenue:
Radio Markets	$157,734	$164,498	$294,099	$302,641
Radio Network	28,510	31,183	53,380	59,242
Eliminations	(1,248)	(1,258)	(2,461)	(2,432)

Net revenue	$184,996	$194,423	$345,018	$359,451

Segment operating income:
Radio Markets	$65,498	$72,137	$112,461	$118,520
Radio Network	4,481	5,658	5,633	9,011

Segment operating income	$69,979	$77,795	$118,094	$127,531

Bankruptcy Proceedings

On December 20, 2009, the Company and certain of its subsidiaries (collectively the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). In connection with the Chapter 11 cases, on February 3, 2010, the Debtors filed with the Court a proposed joint plan of reorganization and a related disclosure statement pursuant to Chapter 11 of the Bankruptcy Code. On March 15, 2010, the Debtors filed with the Court a first modified joint plan of reorganization and on May 10, 2010, the Debtors filed a second modified joint plan of reorganization (as modified, the “Plan”) pursuant to Chapter 11 of the Bankruptcy Code. On May 19, 2010, the Bankruptcy Court entered an order confirming the Plan. On June 3, 2010 (the “Effective Date”), the Debtors consummated their reorganization and the Plan became effective.

Our Station Portfolio

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 166 FM stations and 59 AM stations in the nation’s leading markets, in addition to owning and operating the Citadel Media business, which is among the largest radio networks in the United States. For more information, visit www.citadelbroadcasting.com.

Forward-Looking Statements

All statements other than the statements of historical fact are “forward-looking statements” for the purposes of federal and state securities laws and may be subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s current views with respect to current events and financial performance as of the date they were made. Such forward-looking statements are and will be, as the case may be, subject to change and subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, expressed or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the impact of decreased spending by advertisers and changes in the economy; (ii) our ability to maintain contracts and leases that are critical to our operations; (iii) our ability to execute our business plans and strategy; (iv)our ability to attract, motivate and/or retain key executives and employees; (v) general economic or business conditions affecting the radio broadcasting industry being less favorable than expected, including the impact of decreased spending by advertisers; (vi) increased competition in the radio broadcasting industry; (vii) our ability to renew our licenses with the Federal Communications Commission (“FCC”) and comply with FCC regulations and policies; (viii) the impact of current or pending legislation and regulation, antitrust considerations, and pending or future litigation or claims; (ix) the outcome of any legal proceedings that have been or may be instituted against us relating to the merger agreement; (x) the possibility that the Cumulus Merger or the related financing is not consummated; (xi) the failure to realize the expected benefits of the Cumulus Merger; (xii) general economic and business conditions that may affect the companies before or following the Cumulus merger; (xiii) the impact of the Chapter 11 Proceedings, and any claims not discharged in the Chapter 11 Proceedings, on our future operations; (xiv) the financial performance of the Company through the date of the completion of the Cumulus Merger; (xv) the inability to satisfy any of the closing conditions set forth in the merger agreement, including the possibility that Cumulus and/or the Company may be unable to obtain stockholder or regulatory approvals required for the Cumulus Merger, or that any regulatory approval is conditioned on factors that could materially adversely affect the expected benefits to be derived from the Cumulus Merger; (xvi) the occurrence of an event, change or other circumstance that could give rise to termination of the merger agreement, including a termination under circumstances that could require payment of a termination fee; (xvii) the amount of the actual costs, fees, expenses and charges related to the Cumulus Merger and the final terms of the financings that will be obtained for the Cumulus Merger; (xviii) the possibility that the Cumulus Merger may involve unexpected costs; (xix) diversion of the attention of management of the Company from its ongoing business concerns; (xx) the effect of the announcement of the Cumulus Merger on customer relationships, operating results and the business of the Company generally; (xxi) any significant delay in the expected completion of the Cumulus Merger; (xxii) the possibility that problems may arise in successfully integrating the businesses of Cumulus and the Company; (xxiii) the possibility that the combined company may be unable to achieve cost-cutting synergies or achieve them within the expected time period; (xxiv) the possibility that the combined company may be unable to achieve certain expected revenue results, including as a result of unexpected factors or events; (xxv) the possibility that the business of the Company may suffer as a result of uncertainty surrounding the Cumulus Merger; (xxvi) changes in the financial markets; (xxvii) fluctuations in interest rates; (xxviii) changes in market conditions that could impair our goodwill or intangible assets; (xxix) changes in governmental regulations; (xxx) changes in policies or actions or in regulatory bodies; (xxxi) changes in uncertain tax positions and tax rates; (xxxii) changes in capital expenditure requirements and (xxxiii) other risks and uncertainties. More detailed information about these and other factors is set forth in Citadel Broadcasting Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010.

On March 10, 2011, the Company announced that it had entered into a definitive merger agreement with Cumulus (NASDAQ: CMLS) under which Cumulus would acquire the Company in a cash-and-stock transaction. The Company filed a Form 8-K on March 11, 2011 and Cumulus filed Amendment No. 1 to Form S-4 with the SEC, which was declared effective by the SEC on August 5, 2011. Both documents included forward-looking statements regarding potential risks and uncertainties associated with the merger and related financing. Such risks, include, but are not limited to, the possibility that the merger or the related financing is not consummated, the failure to obtain necessary regulatory or stockholder approvals or to satisfy any other conditions to the merger, the failure to realize the expected benefits of the merger, and general economic and business conditions that may affect the companies before or following the merger.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands)

(unaudited)

	Successor	Predecessor & Successor	Successor	Predecessor & Successor
	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Net revenue	$184,996	$194,423	$345,018	$359,451

Operating expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below,and including non-cash compensation expense and related taxes of $748, $330, $1,391 and $526, respectively	69,006	69,755	137,528	138,734
Selling, general and administrative, including non-cash compensation expense and related taxes of $2,553, $664, $4,717 and $785, respectively	49,312	47,867	95,504	94,497
Corporate general and administrative, including non-cash compensation expense and related taxes of $9,161, $348, $18,705 and $676, respectively	13,366	5,561	27,818	10,721
Local marketing agreement fees	109	286	208	555
Depreciation and amortization	23,074	13,102	46,117	19,957
Other, net	1,794	1,869	9,078	1,867

Operating expenses	156,661	138,440	316,253	266,331

Operating income	28,335	55,983	28,765	93,120

Reorganization items, net	—	(1,027,557)	—	(1,014,077)
Interest expense, net	12,085	13,565	24,496	24,085
Write-off of deferred financing costs	1,048	—	1,048	—

Income before income taxes	15,202	1,069,975	3,221	1,083,112

Income tax expense	6,463	8,618	1,120	10,277

Net income	$8,739	$1,061,357	$2,101	$1,072,835

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

Reconciliation of Segment Operating Income or Loss and Adjusted EBITDA to Operating Income or Loss

The following table sets forth the Company’s segment operating income and Adjusted EBITDA for the three and six months ended June 30, 2011 and 2010. The Company defines “segment operating income” as operating income or loss adjusted to exclude the following amounts included in its statement of operations: depreciation and amortization, non-cash compensation expense and related taxes, corporate general and administrative expenses, local marketing agreement fees, and other, net. The Company defines “Adjusted EBITDA” as segment operating income less local marketing agreement fees and corporate general and administrative expenses, exclusive of non-cash compensation expense and related taxes.

Segment operating income and Adjusted EBITDA, among other things, are used by the Company’s management, including its Chief Executive Officer (its chief operating decision-maker), as measures of operating performance; for planning purposes, including the preparation of the Company’s annual operating budget; to allocate resources to enhance the financial performance of the Company’s business; to evaluate the effectiveness of the Company’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of the Company’s results with those of other companies; in communications with the Company’s board of directors concerning the Company’s financial performance; and when determining management’s incentive compensation. Adjusted EBITDA is also used by management to measure operating performance. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since segment operating income and Adjusted EBITDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), these measures should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Segment operating income and Adjusted EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, segment operating income and Adjusted EBITDA do not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, segment operating income and Adjusted EBITDA are not necessarily measures of the Company’s liquidity or its ability to fund its cash needs.

Segment operating income and Adjusted EBITDA do not reflect the Company’s future requirements for contractual commitments and capital expenditures; changes in, or requirements for, the Company’s working capital; interest income, interest expense or principal payments on the Company’s debt; payments for income taxes; the non-cash component of employee compensation or certain benefit costs and any replacements of tangible or intangible assets. As segment operating income and Adjusted EBITDA exclude certain financial information compared with operating income or loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of segment operating income and Adjusted EBITDA to operating income or loss, the most directly comparable amount reported under GAAP.

	Successor	Predecessor & Successor	Successor	Predecessor & Successor
	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June0 30, 2011	Six Months Ended June 30, 2010
	(in thousands)
Segment operating income:
Radio Markets	$65,498	$72,137	$112,461	$118,520
Radio Network	4,481	5,658	5,633	9,011

Total segment operating income	69,979	77,795	118,094	127,531
Less:
Corporate general and administrative, excluding related portion of non-cash compensation expense and related taxes	(4,205)	(5,213)	(9,113)	(10,045)
Local marketing agreement fees	(109)	(286)	(208)	(555)

Adjusted EBITDA	65,665	72,296	108,773	116,931
Less:
Non-cash compensation expense	(12,462)	(1,342)	(24,813)	(1,987)
Depreciation and amortization	(23,074)	(13,102)	(46,117)	(19,957)
Other, net	(1,794)	(1,869)	(9,078)	(1,867)

Total operating income	$28,335	$55,983	$28,765	$93,120

Reconciliation of Net Income or Loss to Free Cash Flow

Free cash flow is defined as net income or loss (i) plus depreciation and amortization, non-cash compensation expense and related taxes, other, net, interest expense, income tax expense or benefit, reorganization items, net, (ii) less capital expenditures, cash paid for interest and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with net income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to net income or loss, the most directly comparable amount reported under GAAP.

	Successor	Predecessor & Successor	Successor	Predecessor & Successor
	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
	(in thousands)
Net income	$8,739	$1,061,357	$2,101	$1,072,835
Adjustments
Depreciation and amortization	23,074	13,102	46,117	19,957
Non-cash compensation expense and related taxes	12,462	1,342	24,813	1,987
Other, net	1,794	1,869	9,078	1,867
Reorganization items, net	—	(1,027,557)	—	(1,014,077)
Write-off of deferred financing costs	1,048	—	1,048	—
Interest expense	12,085	13,565	24,496	24,085
Cash paid for interest	(19,638)	(14,013)	(23,537)	(31,536)
Income tax expense	6,463	8,618	1,120	10,277
Taxes (paid) received	(1,259)	(657)	469	(574)
Capital expenditures	(2,570)	(1,675)	(4,128)	(3,839)

Free cash flow	$42,198	$55,951	$81,577	$80,982

Reconciliation of Predecessor and Successor Periods

The following tables provide reconciliations of the Predecessor and Successor components of certain operating results for the three and six month periods ended June 30, 2010. The tables above for the three and six month periods ended June 30, 2010 combine the results of the Predecessor and Successor periods in 2010, which is not in accordance with GAAP, but which the Company believes is useful for management and investors to assess the Company’s ongoing financial and operational performance and trends.

	Successor		Predecessor	Predecessor & Successor
	Three Months Ended June 30, 2011	Period from June 1, 2010 through June 30, 2010	Period from April 1, 2010 through May 31, 2010	Three Months Ended June 30, 2010
	(in thousands)
Net revenue	$184,996	$64,027	$130,396	$194,423
Operating income	28,335	13,984	41,999	55,983
Segment operating income	69,979	25,481	52,314	77,795

	Successor		Predecessor	Predecessor & Successor
	Six Months Ended June 30, 2011	Period from June 1, 2010 through June 30, 2010	Period from January 1, 2010 through May 31, 2010	Six Months Ended June 30, 2010
	(in thousands)
Net revenue	$345,018	$64,027	$295,424	$359,451
Operating income	28,765	13,984	79,136	93,120
Segment operating income	118,094	25,481	102,050	127,531

Segment Results

	Successor		Predecessor	Predecessor & Successor
	Three Months Ended June 30, 2011	Period from June 1, 2010 through June 30, 2010	Period from April 1, 2010 through May 31, 2010	Three Months Ended June 30, 2010
		(in thousands)
Net revenue:
Radio Markets	$157,734	$55,529	$108,969	$164,498
Radio Network	28,510	8,918	22,265	31,183
Eliminations	(1,248)	(420)	(838)	(1,258)

Net revenue	$184,996	$64,027	$130,396	$194,423

Segment operating income:
Radio Markets	$65,498	$24,497	$47,640	$72,137
Radio Network	4,481	984	4,674	5,658

Segment operating income	$69,979	$25,481	$52,314	$77,795

	Successor		Predecessor	Predecessor & Successor
	Six Months Ended June 30, 2011	Period from June 1, 2010 through June 30, 2010	Period from January 1, 2010 through May 31, 2010	Six Months Ended June 30, 2010
	(in thousands)
Net revenue:
Radio Markets	$294,099	$55,529	$247,112	$302,641
Radio Network	53,380	8,918	50,324	59,242
Eliminations	(2,461)	(420)	(2,012)	(2,432)

Net revenue	$345,018	$64,027	$295,424	$359,451

Segment operating income:
Radio Markets	$112,461	$24,497	$94,023	$118,520
Radio Network	5,633	984	8,027	9,011

Segment operating income	$118,094	$25,481	$102,050	$127,531

Reconciliation of Segment Operating Income to Operating Income or Loss

	Successor		Predecessor	Predecessor & Successor
	Three Months Ended June 30, 2011	Period from June 1, 2010 through June 30, 2010	Period from April 1, 2010 through May 31, 2010	Three Months Ended June 30, 2010
Segment operating income:
Radio Markets	$65,498	$24,497	$47,640	$72,137
Radio Network	4,481	984	4,674	5,658

Total segment operating income	69,979	25,481	52,314	77,795
Less:
Corporate general and administrative, excluding related portion of non-cash compensation and related taxes	(4,205)	(1,686)	(3,527)	(5,213)
Local marketing agreement fees	(109)	(100)	(186)	(286)

Adjusted EBITDA	65,665	23,695	48,601	72,296
Less:
Non-cash compensation expense	(12,462)	(106)	(1,236)	(1,342)
Depreciation and amortization	(23,074)	(8,592)	(4,510)	(13,102)
Other, net	(1,794)	(1,013)	(856)	(1,869)

Total operating income	$28,335	$13,984	$41,999	$55,983

	Successor		Predecessor	Predecessor & Successor
	Six Months Ended June 30, 2011	Period from June 1, 2010 through June 30, 2010	Period from January 1, 2010 through May 31, 2010	Six Months Ended June 30, 2010
Segment operating income:
Radio Markets	$112,461	$24,497	$94,023	$118,520
Radio Network	5,633	984	8,027	9,011

Total segment operating income	118,094	25,481	102,050	127,531
Less:
Corporate general and administrative, excluding related portion of non-cash compensation expense and related taxes	(9,113)	(1,686)	(8,359)	(10,045)
Local marketing agreement fees	(208)	(100)	(455)	(555)

Adjusted EBITDA	108,773	23,695	93,236	116,931
Less:
Non-cash compensation expense	(24,813)	(106)	(1,881)	(1,987)
Depreciation and amortization	(46,117)	(8,592)	(11,365)	(19,957)
Other, net	(9,078)	(1,013)	(854)	(1,867)

Total operating income	$28,765	$13,984	$79,136	$93,120

Reconciliation of Consolidated Condensed Statements of Operations

				Predecessor & Successor
	Successor		Predecessor
		Period from	Period from	Three Months
	Three Months	June 1, 2010	April 1, 2010	Ended
	Ended	through	through	June 30,
	June 30, 2011	June 30, 2010	May 31, 2010	2010
	(in thousands)
Net revenue	$184,996	$64,027	$130,396	$194,423

Operating expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below, and including non-cash compensation expense and related taxes of $748, $0, $330 and $330, respectively	69,006	22,631	47,124	69,755
Selling, general and administrative, including non-cash compensation expense and related taxes of $2,553, $0, $664 and $664, respectively	49,312	15,915	31,952	47,867
Corporate general and administrative, including non-cash compensation expense and related taxes of $9,161, $106, $242 and $348, respectively	13,366	1,792	3,769	5,561
Local marketing agreement fees	109	100	186	286
Depreciation and amortization	23,074	8,592	4,510	13,102
Other, net	1,794	1,013	856	1,869

Operating expenses	156,661	50,043	88,397	138,440

Operating income	28,335	13,984	41,999	55,983

Reorganization items, net	—	—	(1,027,557)	(1,027,557)
Interest expense, net	12,085	6,314	7,251	13,565
Write-off of deferred financing costs	1,048		—	—

Income before income taxes	15,202	7,670	1,062,305	1,069,975

Income tax expense	6,463	4,540	4,078	8,618

Net income	$8,739	$3,130	$1,058,227	$1,061,357

				Predecessor
	Successor		Predecessor	& Successor
		Period from	Period from	Six Months
	Six Months	June 1, 2010	January 1, 2010	Ended
	Ended	through	through	June 30,
	June 30, 2011	June 30, 2010	May 31, 2010	2010
	(in thousands)
Net revenue	$345,018	$64,027	$295,424	$359,451

Operating expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below, and including non-cash compensation expense and related taxes of $1,391, $0, $526, and $526 respectively	137,528	22,631	116,103	138,734
Selling, general and administrative, including non-cash compensation expense and related taxes of $4,717, $0, $785 and $785, respectively	95,504	15,915	78,582	94,497
Corporate general and administrative, including non-cash compensation expense and related taxes of $18,705, $106, $570 and $676, respectively	27,818	1,792	8,929	10,721
Local marketing agreement fees	208	100	455	555
Depreciation and amortization	46,117	8,592	11,365	19,957
Other, net	9,078	1,013	854	1,867

Operating expenses	316,253	50,043	216,288	266,331

Operating income	28,765	13,984	79,136	93,120

Reorganization items, net	—	—	(1,014,077)	(1,014,077)
Interest expense, net	24,496	6,314	17,771	24,085
Write-off of deferred financing costs	1,048	—	—	—

Income before income taxes	3,221	7,670	1,075,442	1,083,112

Income tax expense	1,120	4,540	5,737	10,277

Net income	$2,101	$3,130	$1,069,705	$1,072,835

Reconciliation of Net Income (Loss) to Free Cash Flow

				Predecessor
	Successor		Predecessor	& Successor
		Period from	Period from	Three Months
	Three Months	June 1, 2010	April 1, 2010	Ended
	Ended	through	through	June 30,
	June 30, 2011	June 30, 2010	May 31, 2010	2010
	(in thousands)
Net income	$8,739	$3,130	$1,058,227	$1,061,357
Adjustments
Depreciation and amortization	23,074	8,592	4,510	13,102
Non-cash compensation expense and related taxes	12,462	—	1,342	1,342
Other, net	1,794	1,013	856	1,869
Reorganization items, net	—	—	(1,027,557)	(1,027,557)
Write-off of deferred financing costs	1,048	—	—	—
Interest expense	12,085	6,314	7,251	13,565
Cash paid for interest	(19,638)	(7,058)	(6,955)	(14,013)
Income tax expense	6,463	4,540	4,078	8,618
Taxes (paid) received	(1,259)	(93)	(564)	(657)
Capital expenditures	(2,570)	(430)	(1,245)	(1,675)

Free cash flow	$42,198	$16,008	$39,943	$55,951

				Predecessor
	Successor		Predecessor	& Successor
		Period from	Period from	Six Months
	Six Months	June 1, 2010	January 1, 2010	Ended
	Ended	through	through	June 30,
	June 30, 2011	June 30, 2010	May 31, 2010	2010
	(in thousands)
Net income	$2,101	$3,130	$1,069,705	$1,072,835
Adjustments
Depreciation and amortization	46,117	8,592	11,365	19,957
Non-cash compensation expense and related taxes	24,813	—	1,987	1,987
Other, net	9,078	1,013	854	1,867
Reorganization items, net	—	—	(1,014,077)	(1,014,077)
Write-off of deferred financing costs	1,048	—	—	—
Interest expense	24,496	6,314	17,771	24,085
Cash paid for interest	(23,537)	(7,058)	(24,478)	(31,536)
Income tax expense	1,120	4,540	5,737	10,277
Taxes received (paid)	469	(93)	(481)	(574)
Capital expenditures	(4,128)	(430)	(3,409)	(3,839)

Free cash flow	$81,577	$16,008	$64,974	$80,982

Contact:
Citadel Broadcasting Corporation Patricia Stratford (212) 297-5860